EXHIBIT 10.2(b)

Amendment to Employment Agreement for Mary Jo Thiboult

AMENDMENT TO
EMPLOYMENT CONTRACT
OF
MARY JO THIBOULT

This Amendment is made between Statewide Life and Health, Agency, Inc. (the “Company”) and Mary Jo Thiboult (“Employee”).

WHEREAS, Employer and entered into an Employment Contract (the “Contract”) on November 14, 2011;

WHEREAS, the parties wish to amend the Contract as provided for herein:

1.

COMPENSATION.

The Contract is amended to provide that Company shall pay to Employee a salary at the rate of $80,000 per year during the Employment Period.

2.

RATIFICATION.

Except for the provisions of Item 1, the Contract is ratified and confirmed.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment this _____ day of February 2012.

Statewide Life and Health Agency, Inc.

Mary Jo Thiboult	By: Warren K. Trowbridge President